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                                                                  EXHIBIT 10.26



                                 LINE OF CREDIT
                                PROMISSORY NOTE

$9,000,000.00                San Antonio, Texas              ___________________

         1. FOR VALUE RECEIVED, the undersigned, EUROSTAR PERFUMES, INC., a Texas corporation (hereinafter "MAKER"), hereby promises to pay to TRANSVIT MANUFACTURING CORPORATION, a Panamanian corporation (hereinafter "LENDER" including subsequent holder(s) hereof), at its offices at P. O. Box 246, 1211 Geneva 12, Switzerland, or at such other place as the Lender may from time to time designate in writing in lawful money of the United States of America, the principal sum of Nine Million and No/100 Dollars ($9,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the undersigned from the date hereof, together with interest on the unpaid principal balance from time to time outstanding until maturity (by acceleration or otherwise) at the rate calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 365 days. All advances and repayments under this Note, shall be noted on a grid sheet, either attached to or associated with this Note, and made a part hereof.

         2. Interest on this Note shall accrue at the rate of four and one-half percent (4.5%) per annum (the "Note Rate"). Interest on payments past due shall accrue at the rate of five percent (5%) per annum above the Note Rate established herein.

         3.      Payments of this Note shall be as follows:

                 a. Maker shall make annual payments of interest only on August 1st of each year prior to maturity of this Note.

                 b. This Note shall be due and payable in full on July 31, 1996 and on such date Maker shall be required to pay Lender the entire outstanding principal balance of the Note plus all accrued unpaid interest.

         4. Regardless of any provision contained in this Note or any other instrument executed in connection herewith, the Lender shall never be entitled to receive, collect, or apply, as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law (the "Maximum Rate"); and, in the event Lender ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, and if this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate. Maker and Lender shall to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest through the entire contemplated term of this Note so that the interest rate is uniform throughout the entire contemplated term of this Note provided, that if this Note is paid and performed in full prior to the full contemplated
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term hereof, and if the interest received for the actual period of existence hereof exceeds the Maximum Rate, Lender shall refund to Maker the amount of such excess, and in such event Lender shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Maximum Rate. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder, or otherwise, exceed the maximum amount permissible under applicable law. If a form of any provision hereof, or of any mortgage, loan agreement, or other document now or hereafter evidencing, securing or pertaining to the indebtedness evidenced hereby at the time of performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced automatically to the limit of such validity.

         5. This Note is prepayable in part or in full at any time or from time to time at the option of Maker. This Note may be prepaid without notice of prepayment or the imposition of any prepayment penalty.

         6. If an event of default shall occur hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys' fees, and all other costs of collection of Lender.

         7. Maker waives presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate and the acceleration of all indebtedness, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences or by any release or change in any security for the payment of this Note, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         Executed to be effective the date, month and year first above stated.

                                        MAKER:
                                        -----

                                        EUROSTAR PERFUMES, INC.
                                        A TEXAS CORPORATION


                                        By:
                                            -----------------------------------
                                             Name:  Viren Sheth
                                             Title:  President